UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2015

DEMAND MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 394-6400

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2015, Demand Media, Inc. (the “Company”) announced the appointment of Wendy Voong as Chief Accounting Officer of the Company. Effective upon her commencement of employment on August 3, 2015, Ms. Voong replaced Peter Kim as the Company’s principal accounting officer. Mr. Kim will continue to serve as the Company’s Senior Vice President, Accounting.

Ms. Voong, 38, currently serves as the Company’s Chief Accounting Officer. Between November 2012 and July 2015, Ms. Voong held various accounting and reporting positions of increasing responsibility with Activision Blizzard Inc., a global developer and publisher of interactive entertainment, where she was responsible for SEC reporting and technical accounting matters.  Ms. Voong most recently served as Activision’s Senior Director, North America Accounting and Reporting, where she oversaw the accounting and reporting functions for Activision’s North America transactional and studio accounting groups. Prior to joining Activision, Ms. Voong held various positions in the audit practice of Ernst & Young, LLP from 2000 to 2012, serving a wide variety of private and public companies, while specializing in the technology industry. Ms. Voong received a bachelor’s degree in Business Administration from California State University, Fullerton, and a master’s degree in Accountancy from the University of Notre Dame. Ms. Voong is a Certified Public Accountant.

Voong Employment Agreement

On July 28, 2015, the Company entered into an Employment Agreement with Ms. Voong (the “Voong Agreement”). The Voong Agreement is effective as of August 3, 2015 and expires on August 3, 2019, unless earlier terminated.

The Voong Agreement provides for an annual base salary of $235,000, subject to increase at the discretion of the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”). The Voong Agreement also provides an opportunity for Ms. Voong to earn an annual discretionary cash performance bonus that, for all years except fiscal 2015, is targeted at 30% of her base salary in effect for any calendar year based on the achievement of Company performance metrics and/or individual performance objectives, in each case, as established and approved by the Board or Compensation Committee. For fiscal 2015, Ms. Voong’s bonus is fixed at $90,800. Ms. Voong is also entitled to participate in customary health, welfare and fringe benefit plans.

In connection with the commencement of her employment, Ms. Voong will be granted nonqualified stock options covering 20,000 shares of the Company’s common stock, with a per share exercise price equal to the closing price per share on the grant date. These stock options will vest with respect to 25% of the shares subject to the stock option on August 3, 2016 and with respect to an additional 1/48th of the shares subject to the stock option on each monthly anniversary thereafter, subject to Ms. Voong’s continued employment through the applicable vesting date. In connection with the commencement of her employment, Ms. Voong will also be granted 20,000 restricted stock units (“RSUs”), which will vest over four years with 25% of the RSUs vesting on August 15, 2016 and an additional 1/16th of the RSUs vesting on each quarterly anniversary thereafter, subject to Ms. Voong’s continued employment through the applicable vesting date. In addition, during the employment period set forth in the Voong Agreement and at the Company’s discretion, Ms. Voong will be eligible to receive periodic equity incentive awards from the Company.

If Ms. Voong’s employment is terminated by the Company without “cause,” or by Ms. Voong for “good reason” in connection with a “change in control,” or as a result of Ms. Voong’s death or “disability” (each, as defined in the Voong Agreement), then, in addition to accrued amounts, Ms. Voong will be entitled to receive the following benefits:

•                  a lump-sum payment in an amount equal to six months of Ms. Voong’s annual base salary then in effect, payable on the 60th day following the date of termination;

•                  a lump-sum payment in an amount equal to any earned but unpaid prior-year bonus, payable on the date on which annual bonuses are paid to the Company’s senior executives generally for such calendar year, but in no event later than March 15th of the calendar year immediately following the calendar year in which the date of termination occurs;

•                  Company-paid healthcare continuation coverage for Ms. Voong and her dependents for up to six months after the date of termination; and

•                  upon a qualifying termination in connection with a change in control, accelerated vesting of all outstanding equity awards held by Ms. Voong on the date of termination.

Ms. Voong’s right to receive the severance payments (either in connection with a change in control or outside the change in control context) described above is subject to her delivery of an effective general release of claims in favor of the Company. In addition, to the extent that any payment or benefit received or to be received by Ms. Voong, including any payment or benefit received in connection with a termination of Ms. Voong’s employment, would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and/or benefits will be subject to a “best pay cap” reduction if such reduction would result in a greater net after-tax benefit to Ms. Voong than receiving the full amount of such payments.

Item 7.01                     Regulation FD Disclosure.

On August 3, 2015, the Company issued a press release announcing the appointment of Ms. Voong as Chief Accounting Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01                     Financial Statements and Exhibits.

(d)                  Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between Wendy Voong and Demand Media, Inc., dated as of July 28, 2015.

99.1	Press Release dated August 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2015	DEMAND MEDIA, INC.

	By:	/s/ Daniel Weinrot
Daniel Weinrot
Executive Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement by and between Wendy Voong and Demand Media, Inc., dated as of July 28, 2015.

99.1	Press Release dated August 3, 2015.